Exhibit 99.1

Lucira Health Secures Debt Facility of Up to $80 Million from Hercules Capital and Silicon Valley Bank

EMERYVILLE, CA, February 8, 2022 (GLOBE NEWSWIRE) — Lucira Health, Inc. (“Lucira Health” or “Lucira”) (Nasdaq: LHDX), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today announced that on February 4, 2022, it entered into a debt facility of up to $80 million with Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) and Silicon Valley Bank (NASDAQ: SIVB) (“SVB”).

“This debt financing will provide Lucira latitude to broaden commercial activities and to bolster capital reserves,” said Erik Engelson, President and Chief Executive Officer of Lucira Health. “We are pleased to have the support of Hercules and SVB, both highly respected lenders in the life science sectors, and anticipate that this financing, along with our available cash of approximately $106 million as of December 31, 2021, will reinforce Lucira’s financial health and provide for continued growth opportunities.”

Under the term loan, Lucira received the first tranche of $30 million at closing. A second tranche of $20 million will be available between September 1, 2022 and March 31, 2023 upon achieving certain milestones. A third tranche of $15 million will be available prior to June 15, 2023 upon achieving certain milestones. A fouth tranche of $15 million may be made available prior to March 15, 2024, as determined by Hercules and SVB.

“Hercules is proud to partner with Lucira in the expanded commercialization of their single-use molecular diagnostic test kits,” stated Cristy Barnes, managing director at Hercules. “This substantial financial commitment from Hercules exemplifies our dynamic ability to customize financing solutions to support innovative life sciences companies, such as Lucira, through development and commercialization.”

“Silicon Valley Bank is pleased to be expanding its partnership with Lucira Health to support their efforts to make easy-to-use and highly accurate at-home testing available worldwide via their novel infectious disease test kits,” said Kristina Peralta, Senior Vice President, Life Science & Healthcare at Silicon Valley Bank.

The data relating to available cash as of December 31, 2021 presented in this press release reflect our preliminary estimated unaudited financial results for the fourth quarter and year ended December 31, 2021, based upon information available to us as of the date of this press release. We have provided preliminary data primarily because our financial closing procedures for the year ended December 31, 2021 are not yet complete. The data are not a comprehensive statement of our results for this period, and our actual results may differ materially from these preliminary data. Our actual results remain subject to the completion of management’s and our audit committee’s reviews and our other financial closing processes as well as the completion and preparation of our financial data for the fourth quarter and year ended December 31, 2021. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data as of December 31, 2021. During the course of the preparation of our financial statements and related notes and the completion of the audit for the fourth quarter and year ended December 31, 2021, additional adjustments to the preliminary financial information presented here may be identified, and our final results for these periods may vary from this preliminary data . This preliminary data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission in our Annual Report on Form 10-K for the year ended December 31, 2021 once it becomes available. Lucira expects to provide fourth quarter and full year 2021 financial results and 2022 guidance during its fourth quarter 2021 earnings call in March 2022.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm-size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable, and on-the-spot molecular test results anywhere and at any time. The Lucira™ Check-It COVID-19 Test Kit (OTC) and Lucira™ COVID-19 All-In-One Test Kit (Rx) are designed to provide a clinically relevant COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception in 2003, Hercules has committed more than $13 billion to over 540 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

About Silicon Valley Bank

Silicon Valley Bank (SVB) helps innovative companies and their investors move bold ideas forward rapidly. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can,” “plans,” “will,” “may,” “anticipates,” “expects,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Lucira’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 test kit; our ability to obtain and maintain regulatory approval for our test kits, including our existing Emergency Use Authorization for our COVID-19 test kits; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. and our single-source suppliers; our ability to successfully continue to expand internationally; any impact on our ability to market our products; demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance and expand our product offerings, broaden commercial activities and take advantage of growth opportunities; our ability to accurately predict continued expansion; our ability to accurately forecast revenue; our ability to bolster capital reserves and reinforce our financial health; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

Investorrelations@lucirahealth.com

347-620-7010